Exhibit (a)(1)(iv)

Notice of Withdrawal of Tender

Regarding Shares in

StepStone Private Markets

Tendered Pursuant to the Offer to Purchase

Dated November 10, 2025

The Offer and Withdrawal Rights Will Expire at,

and This Notice of Withdrawal Must Be Received by

StepStone Private Markets by,

4:00 p.m., Eastern Time, on December 15, 2025,

Unless the Offer Is Extended.

Complete this form only if you would like to rescind your previous Tender Request.

Complete this Notice of Withdrawal and Return or Deliver to

StepStone Private Markets:

Overnight Delivery:	Regular Mail:
StepStone Private Markets	StepStone Private Markets
Attn: UMB Fund Services, Inc.	Attn: Transfer Agent
235 W. Galena Street	PO Box 2175
Milwaukee, WI 53212	Milwaukee, WI 53201-2175

For additional information:

Phone: (877) 772-7724

Fax: (816) 860-3137

Complete this form only if you would like to rescind your previous tender request.

Ladies and Gentlemen:

The undersigned previously tendered all or some of its shares in StepStone Private Markets (the “Fund”) for purchase by the Fund by submitting a Letter of Transmittal Regarding Shares in the Fund (the “Letter of Transmittal”).

If your shares are held through a financial intermediary, financial professional, broker/dealer or other nominee, please ask your financial adviser, broker/dealer or other financial intermediary to submit a withdrawal request for you.

If you have a shareholder account held with the Fund (i.e., you receive account statements directly from the Fund),

please complete, sign and date this Notice of Withdrawal Form. Some exceptions may apply.

Such tender was in the amount of:

PART 1. INDICATE SHARE CLASS

☐ StepStone Private Markets Class I

☐ StepStone Private Markets Class S

☐ StepStone Private Markets Class D

PART 2. AMOUNT OF SHARES/DOLLARS OF BENEFICIAL INTEREST OF OWNERSHIP BEING TENDERED:

☐ All of the undersigned’s Shares/Dollars.

If less than all Shares being tendered, indicate the amount of the undersigned’s number of Shares being tendered:

☐ Number of Shares ___________________

OR if less than all Shares being tendered and you prefer to tender a specific dollar amount, indicate the dollar amount of the undersigned’s shares being tendered:

☐ Dollar Amount ___________________

As indicated immediately below, the undersigned hereby wishes to withdraw its tender of shares in the Fund such that:

☐ NONE of the undersigned’s shares will be purchased by the Fund.

☐ SOME of the undersigned’s shares will be repurchased by the Fund and the number of those shares still to be purchased by the Fund is*:

INDICATE SHARE CLASS

☐ StepStone Private Markets Class I

☐ StepStone Private Markets Class S

☐ StepStone Private Markets Class D

☐ Number of Shares ___________________

OR

☐ Dollar Amount ___________________

*

NOTE: This option may be used only to decrease the number of the shares to be purchased by the Fund. If an increase in the number of the shares to be purchased by the Fund is indicated on this form, the Fund shall consider this form null and void and shall process the undersigned’s initial tender request as set forth in its previously submitted Letter of Transmittal.

The undersigned recognizes that, upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, all or some of the undersigned’s shares in the Fund (as indicated above) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

PLEASE BE SURE TO COMPLETE BOTH SIDES OF THIS FORM.

Name of Shareholder(s): ___________________________________________________________

SSN/TIN: ____________________________

Telephone Number: ____________________________

Account Number: ____________________________

SIGNATURE(S):

Shareholder Signature

Signature of Investor or Trustee	Date

Signature of Joint Investor or Trustee (if applicable)	Date

Printed name(s) of Authorized Signer(s) (for verification purposes)

Printed name(s) of Authorized Signer(s) (for verification purposes)

If needed, use for Custodian Authorization

Overnight Delivery:	Regular Mail:
StepStone Private Markets	StepStone Private Markets
Attn: UMB Fund Services, Inc.	Attn: Transfer Agent
235 W. Galena Street	PO Box 2175
Milwaukee, WI 53212	Milwaukee, WI 53201-2175

For additional information please call 877-772-7724

Please note: IRA, retirement or custodial account transaction requests must be signed by the shareholder and the Custodian.

The Transfer Agent must receive the completed Notice of Withdrawal of Tender, signed by all account owners,

including the Custodian (if applicable) by the deadline stated herein.

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